Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANESOXLEY ACT OF 2002

I, Craig Frank, Chairman of the Board, President, Chief Executive Officer and Chief Acting Financial Officer of Kaya Holdings, Inc. (the “Registrant”), certify that:

1.	I have reviewed this report on Form 10-Q for the quarter ended June 30, 2016 of the Registrant (the “Report”) ;

2.	Based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report;

3.	Based on my knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in the Report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules13a15 (e) and 15d15 (e)) and internal control over financial reporting (as defined in Exchange Act Rules 13aa15 (f) and 15d15 (f) for the Registrant and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the Report is being prepared;

(b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in the Report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by the Report based on such evaluation; and

(d)	disclosed in the Report any change in the Registrant’s internal controls over financial reporting that occurred during the Registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting.

5.	I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of the Registrant's board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal controls.

Dated: August 22, 2016		KAYA HOLDINGS, INC.

	By:	/s/ Craig Frank
Craig Frank, Chairman of the Board, President,
Chief Executive Officer and Acting Chief Financial Officer
(Principal Executive, Financial and Accounting Officer)